Ogier

J-Star Holding Co., Ltd.
家星控股股份有限公司
c/o - Portcullis (Cayman) Ltd, The Grand Pavilion Commercial Centre, Oleander Way, 802 West Bay Road, P.O. Box 32052, Grand Cayman KY1-1208, Cayman Islands

D +852 3656 6054 / 3656 6061

E: nathan.powell@ogier.com/ florence.chan@ogier.com

Reference: FYC/MM/182981-00003

8 January 2026

Dear Sirs

J-Star Holding Co., Ltd. 家星控股股份有限公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company's registration statement on Form S-8, including all amendments or supplements thereto (the **Form S-8**), as filed with the United States Securities and Exchange Commission (the **Commission**) under the United States Securities Act of 1933, as amended (the **Act**) on or about the date hereof. The Form S-8 relates to the registration under the Securities Act of the class A ordinary shares of a nominal or par value of US$0.50 each (each a **Class A Ordinary Share**) to be issued pursuant to the Company's 2025 Equity Incentive Plan as approved by the board of directors of the Company on 11 December 2025 (the **2025 Equity Incentive Plan**).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1 Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the **Documents**):

(a) the certificate of incorporation of the Company dated 24 May 2016 issued by the Registrar of Companies of the Cayman Islands (the **Registrar**);

(b) the fifth amended and restated memorandum and articles of association as adopted by special resolution passed on 9 December 2025 with effect from 9 December 2025 (the **Memorandum and Articles**);

(c) the register of directors and officers of the Company dated as at 6 January 2026 (the **Register of Directors**);

(d) the shareholder list of the Company provided by the transfer agent of the Company as at 6 January 2026 (together with the Register of Directors, the **Registers**);

(e) a copy of the written resolutions of all the directors of the Company dated 11 December 2025 approving, among other things, the Company's adoption of the 2025 Equity Incentive Plan (the **Board Resolutions**);

(f) a certificate from a director of the Company dated 8 January 2026 as to certain matters of fact (the **Director's Certificate**);

(g) the Form S-8; and

(h) a copy of the 2025 Equity Incentive Plan as exhibited to the Form S-8.

2 Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a) all original documents examined by us are authentic and complete;

(b) all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c) all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d) each of the Registers, the Director's Certificate and the 2025 Equity Incentive Plan is accurate, complete and up-to-date (as the case may be) as at the date of this opinion;

(e) the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f) all copies of the Form S-8 are true and correct copies and the Form S-8 conforms in every material respect to the latest drafts of the same produced to us and, where the Form S-8 has been provided to us in successive drafts marked to show changes from a previous draft, all such changes have been accurately marked;

(g) the Board Resolutions have been duly passed in accordance with the Company's articles of association then in effect and remains in full force and effect;

(h) each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the 2025 Equity Incentive Plan and no director has a financial interest in or other relationship to a party of the transactions contemplated by the 2025 Equity Incentive Plan which has not been properly disclosed in the Board Resolutions;

(i) neither the directors and shareholders of the Company have taken any steps to wind up the Company or to appoint a liquidator of the Company and no receiver or

restructuring officer has been appointed over any of the Company's property or assets;

(j) the maximum number of shares (being the Class A Ordinary Shares) which the Company is required to issue under the 2025 Equity Incentive Plan to fulfil its obligation (the **ESOP Shares**) will not exceed the Company's authorised share capital then in place;

(k) the consideration payable for each ESOP Share shall be no less than the par value of the ESOP Shares; and

(l) there is nothing under any law (other than the laws of the Cayman Islands), that would or might affect the opinions herein.

3 Opinions

On the basis of the examination of the Documents and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Authorised Shares

(a) Based solely on the Memorandum, the authorised share capital of the Company is US$65,000,000 divided into (i) 30,000,000 class A ordinary shares of a nominal or par value of US$0.50 each and (ii) 100,000,000 class B ordinary shares of a nominal or par value of US$0.50 each.

Valid Issuance of ESOP Shares

(b) The ESOP Shares to be issued under the 2025 Equity Incentive Plan have been duly authorised by all necessary corporate actions of the Company under the Memorandum and Articles and, upon the issuance and delivery of the ESOP Shares in accordance with the Memorandum and Articles, the Board Resolutions and the terms of the 2025 Equity Incentive Plan and once consideration of not less than the par value is fully paid per ESOP Share in accordance with the 2025 Equity Incentive Plan to the Company, the ESOP Shares will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance of the ESOP Shares, the shareholders recorded in the register of members of the Company will be deemed to have legal title to the shares of the Company set out against their respective name.

4 Limitations and Qualifications

4.1 We offer no opinion:

(a) as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the 2025 Equity Incentive Plan to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b) except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Form S-8, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Form S-8 and any other agreements into which the Company may have entered or any other documents.

4.2 Under the Companies Act (Revised) (**Companies Act**) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

5 Governing law of this opinion

5.1 This opinion is:

(a) governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b) limited to the matters expressly stated in it; and

(c) confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2 Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6 Reliance

We hereby consent to the filing of this opinion as an exhibit to the Form S-8.

This opinion may be used only in connection with the Form S-8 while the 2025 Equity Incentive Plan is effective.

Yours faithfully

/s/ Ogier

Ogier